Exhibit 99.2

Q3 FY16 Question & Answer

April 7, 2016

1.	What were some examples of brands in the Consumer Foods segment posting comparable sales growth for the quarter?

- Andy Capp’s	- La Choy	- PAM	- Rosarita
- Blue Bonnett	- Manwich	- PF Chang’s	- Slim Jim
- DAVID	- Marie Calender’s	- Parkay	- Wolf
- Egg Beater’s	- Odom’s Tennessee Pride	- Reddi-wip
- Hunt’s	- Orville Redenbacher’s	- Ro*Tel

Sales for Kid Cuisine were in line with the prior year’s quarter.

2.	What were some examples of brands in the Consumer Foods segment posting comparable sales declines for the quarter?

- ACT II	- Healthy Choice	- Swiss Miss
- Banquet	- Hebrew National	- Van Camp’s
- Bertolli	- Libby’s	- Wesson
- Chef Boyardee	- Peter Pan
- Crunch ’n Munch	- Snack Pack

3.	How much were capital expenditures from continuing operations for the quarter?

Approximately $100 million in Q3 FY16 (versus approximately $83 million in Q3 FY15).

4.	How much was total depreciation and amortization from continuing operations for the quarter?

Approximately $93 million in Q3 FY16 (versus approximately $92 million in Q3 FY15).

5.	What was the net interest expense for the quarter?

Approximately $77 million in Q3 FY16 (versus approximately $80 million in Q3 FY15).

6.	What was Corporate expense for the quarter?

Unallocated Corporate amounts were $155 million of expense in the current quarter and $51 million of expense in the year-ago period. Current-quarter amounts include $3 million of hedge-related benefit, as well as $85 million of expense related to other items impacting comparability. Year-ago period amounts include $4 million of hedge-related benefit, and $3 million of other expense related to other items impacting comparability. Excluding these amounts, unallocated Corporate expense was $73 million for the current quarter and $52 million in the year-ago period; this increase principally reflects higher incentive compensation expenses.

7.	How much did the company pay in dividends during the quarter?

Approximately $109 million in Q3 FY16 (versus approximately $107 million in Q3 FY15).

8.	What was the weighted average number of diluted shares outstanding for the quarter (rounded)?

Approximately 440 million shares for the quarter.

9.	Did the company repurchase any shares during the quarter?

The company did not repurchase any shares of common stock during the quarter.

10.	What is included in the company’s net debt at the end of the quarter (rounded, in millions)?

Q3 FY16
Total debt*	$5,500
Less: Cash on hand	$503

Net debt	$4,997

*	Total debt = notes payable, short-term debt, long-term debt, and subordinated debt.

11.	What is the net-debt-to-total-capital ratio at quarter end?

The net-debt-to-total-capital ratio for the quarter was 57%.

This ratio is defined as net debt divided by the sum of net debt plus shareholders’ equity. See question No. 10 for the components of net debt.

12.	What is the projected tax rate for FY16?

The company expects the tax rate to be in the range of 33-34%, excluding items impacting comparability. The company acknowledges that the quarterly rates may be different from this, given the timing of certain matters, but the overall rate is expected to approximate 33-34%.

13.	What are the projected capital expenditures for FY16 from continuing operations?

Total capital expenditures for fiscal 2016 are projected to be approximately $430 million.

14.	What is the projected depreciation and amortization expense for FY16 from continuing operations?

Total depreciation and amortization for fiscal 2016 is projected to be approximately $350 million.

15.	What is the projected net interest expense for FY16?

Net interest expense for fiscal 2016 is projected to be approximately $300 million.

16.	What is the current presentation of the quarterly segment sales and operating profits for fiscal year 2016 year-to-date and fiscal year 2015 as reported, given the sale of the private label operations?

ConAgra Foods, Inc.

Segment Operating Results

(in millions)

(unaudited)

	Fiscal 2015					Fiscal 2016
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Total
SALES
Consumer Foods	$1,699.3	$2,043.0	$1,899.7	$1,923.3	$7,565.3	$1,693.6	$1,983.2	$1,854.8	$5,531.6
Commercial Foods	1,066.2	1,095.7	1,007.6	1,202.2	4,371.7	1,102.6	1,111.9	1,069.3	3,283.8

Total	2,765.5	3,138.7	2,907.3	3,125.5	11,937.0	2,796.2	3,095.1	2,924.1	8,815.4
OPERATING PROFIT
Consumer Foods	192.0	300.9	266.0	309.0	1,067.9	240.6	325.9	291.3	857.8
Commercial Foods	120.5	147.2	144.5	154.0	566.2	140.0	162.7	175.0	477.7

Total operating profit for segments	312.5	448.1	410.5	463.0	1,634.1	380.6	488.6	466.3	1,335.5

Reconciliation of operating profit to income from continuing operations before income taxes and equity method investment earnings
Items excluded from segment operating profit:
General corporate expense	(115.0)	(82.4)	(50.8)	(55.7)	(303.9)	(84.9)	(184.9)	(155.5)	(425.3)
Interest expense, net	(83.3)	(78.7)	(79.8)	(88.1)	(329.9)	(80.3)	(79.6)	(76.9)	(236.8)

Income from continuing operations before income taxes and equity method investment earnings	$114.2	$287.0	$279.9	$319.2	$1,000.3	$215.4	$224.1	$233.9	$673.4

Segment operating profit excludes general corporate expense, equity method investment earnings, and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

17.	What is the current presentation of the quarterly income statement for fiscal year 2016 year-to-date and fiscal year 2015 as reported, given the sale of the private label operations?

ConAgra Foods, Inc.

Income Statement for Fiscal 2015 and 2016

(in millions)

(unaudited)

	Fiscal 2015					Fiscal 2016
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Total
Net sales	$2,765.5	$3,138.7	$2,907.3	$3,125.5	$11,937.0	$2,796.2	$3,095.1	$2,924.1	$8,815.4

Costs and expenses:
COGS	2,174.2	2,381.0	2,187.3	2,318.9	9,061.4	2,095.2	2,266.6	2,123.7	6,485.5
SG&A expenses	393.8	392.0	360.3	399.3	1,545.4	405.4	524.7	489.6	1,419.7
Interest expense, net	83.3	78.7	79.8	88.1	329.9	80.3	79.6	76.9	236.8
Income from continuing operations before income taxes and equity method investment earnings	114.2	287.0	279.9	319.2	1,000.3	215.4	224.1	233.9	673.4
Income tax expense	44.4	102.9	100.6	114.1	362.0	85.0	83.3	91.0	259.3
Equity method investment earnings	25.6	34.0	33.0	29.5	122.1	37.0	25.3	44.7	107.0

Income from continuing operations	95.4	218.1	212.3	234.6	760.4	167.4	166.1	187.6	521.1

Income (loss) from discontinued operations, net of tax	389.1	(202.2)	(1,165.0)	(23.1)	(1,001.2)	(1,319.8)	(6.8)	18.7	(1,307.9)

Net income (loss)	484.5	15.9	(952.7)	211.5	(240.8)	(1,152.4)	159.3	206.3	(786.8)
Less noncontrolling interests	2.2	5.9	1.4	2.3	11.8	1.7	4.4	1.7	7.8

Net income (loss) attributable to CAG	$482.3	$10.0	$(954.1)	$209.2	$(252.6)	$(1,154.1)	$154.9	$204.6	$(794.6)

18.	Given the changes to segment reporting, and thus continuing operations, with the sale of the private label operations, what is the presentation of diluted EPS from continuing operations by quarter for fiscal 2015 and fiscal 2016 YTD? Which previously discussed items impacting comparability apply to these amounts?

FY16 Year-to-Date Diluted EPS from Continuing Operations*

	Q1 FY16	Q2 FY16	Q3 FY16	Q4 FY16	FY16 YTD
Diluted EPS from continuing operations	$0.38	$0.37	$0.41		$1.16
Items impacting comparability:
Net expense related to restructuring charges	0.02	0.19	0.16		0.37
Net expense related to debt tender offer	—	—	0.04		0.04
Net benefit related to Lamb Weston pension plan settlement	—	—	(0.03)		(0.03)
Net benefit of unusual tax matters	—	0.02	—		0.02
Rounding	0.01	—	(0.01)		—

Diluted EPS from continuing operations, adjusted for items impacting comparability	$0.41	$0.58	$0.57	$—	$1.56

FY15 Diluted EPS from Continuing Operations*

	Q1 FY15	Q2 FY15	Q3 FY15	Q4 FY15	Full FY15
Diluted EPS from continuing operations	$0.22	$0.49	$0.49	$0.54	$1.73
Items impacting comparability:
Net expense related to restructuring and integration charges	0.02	0.02	0.02	0.02	0.08
Net expense related to impairment expense	—	0.01	0.03	0.01	0.05
Net (benefit) expense related to unallocated mark-to-market impact of derivatives	0.05	0.03	(0.01)	(0.03)	0.05
Net expense related to extinguishment of debt	0.04	—	—	—	0.04
Net benefit related to historical legal matters	(0.01)	—	—	—	(0.02)
Net expense of related to year-end remeasurement of pensions	—	—	—	0.01	0.01
Net benefit of unusual tax matters	—	(0.01)	—	—	(0.01)

Diluted EPS from continuing operations, adjusted for items impacting comparability	$0.32	$0.54	$0.53	$0.55	$1.93

*	Amounts may be impacted by rounding.

Supplemental details relating to items impacting comparability for fiscal 2015 (amounts may be impacted by rounding)

			--------Pretax Expense Classification by Segment --------
	Diluted EPS Impact
	expense (benefit)	Pretax $ (mm)	Consumer Foods	Commercial Foods	Corporate
Fiscal Q1 2015

Restructuring and integration	$0.02	$15	$10	$4	$1
Mark-to-market hedge	$0.05	$33	$—	$—	$33
Debt Extinguishment	$0.04	$25	$—	$—	$25
Historical Legal Matters	$(0.01)	$(6)	$—	$—	$(6)

Fiscal Q2 2015

Restructuring and integration	$0.02	$12	$8	$—	$4
Mark-to-market hedge	$0.03	$22	$—	$—	$22
Impairment	$0.01	$6	$6	$—	$—
Unusual Tax	$(0.01)	N/A	N/A	N/A	N/A

Fiscal Q3 2015

Restructuring and integration	$0.02	$11	$8	$—	$3
Mark-to-market hedge	$(0.01)	$(4)	$—	$—	$(4)
Impairment	$0.03	$15	$15	$—	$—

Fiscal Q4 2015

Restructuring and integration	$0.02	$15	$10	$—	$5
Mark-to-market hedge	$(0.03)	$(18)	$—	$—	$(18)
Impairment	$0.01	$5	$5	$—	$—
Pension	$0.01	$7	$—	$—	$7

Note on Forward-looking Statements:

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These risks and uncertainties include, among other things: ConAgra Foods’ ability to successfully complete the spin-off of its Lamb Weston business on a tax-free basis, within the expected time frame or at all; ConAgra Foods’ ability to execute its operating and restructuring plans and achieve its targeted operating efficiencies, cost-saving initiatives, and trade optimization programs; ConAgra Foods’ ability to successfully execute its long-term value creation strategy; ConAgra Foods’ ability to realize the synergies and benefits contemplated by the Ardent Mills joint venture; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges; the availability and prices of raw materials, including any negative effects caused by inflation or weather conditions; the effectiveness of ConAgra Foods’ product pricing efforts, whether through pricing actions or changes in promotional strategies; the ultimate outcome of litigation, including litigation related to the lead paint and pigment matters and the accident at its former Garner plant; future economic circumstances; industry conditions; the effectiveness of ConAgra Foods’ hedging activities, including volatility in commodities that could negatively impact ConAgra Foods’ derivative positions and, in turn, ConAgra Foods’ earnings; the success of ConAgra Foods’ innovation and marketing investments; the competitive environment and related market conditions; the ultimate impact of any ConAgra Foods’ product recalls; access to capital; actions of governments and regulatory factors affecting ConAgra Foods’ businesses, including the Patient Protection and Affordable Care Act; the amount and timing of repurchases of ConAgra Foods’ common stock and debt, if any; the costs, disruption and diversion of management’s attention associated with campaigns commenced by activist investors; and other risks described in ConAgra Foods’ reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. ConAgra Foods disclaims any obligation to update or revise statements contained in this document to reflect future events or circumstances or otherwise.